Exhibit 99.4

CODE OF BUSINESS CONDUCT

GENERAL PHILOSOPHY

The honesty, integrity and sound judgment of all employees is fundamental to the reputation and success of Coach Industries Group, Inc., and its subsidiaries and affiliates (referred to as “Company”, “our”, “we”) and is fundamental to our ongoing commitment to excellence. Adherence by all employees to this general philosophy is essential to the proper function and success of the Company.

It is the policy of the Company that our employees conduct business at all times according to the highest standards of ethics, integrity and honesty. All employees are expected to create a working environment where everyone is respected, regardless of individual differences. Valuing the diversity of employees, customers, and suppliers will leverage the Company’s ability to attract and retain employees, customers and suppliers.

“Employees(s)” as used in this Code of Business Conduct includes all full-time, part-time and temporary employees of the Company, including officers. “Director(s)” as used in this Code of Business Conduct includes any member of the Board of Directors of the Company.

This Code of Business Conduct has been prepared by the Company for the purpose of facilitating compliance with this general philosophy and applies to all employees and directors of the Company. This policy applies to interactions among employees, as well as interactions with third parties.

POLICY GUIDELINES

In addition to directing employees to follow this overall general philosophy when conducting business, the Company has set specific rules on the following matters:

Compliance With Law

All employees must comply with all applicable federal, state, provincial, and local laws of the United States and Canada applicable to the Company, and with the laws of any country in which business in conducted. Funds of the Company shall not be used or disbursed for any unlawful purpose under such laws.

Conflicts of Interest

All employees and directors have a duty to act in the best interest of the Company. Employees and directors should avoid any activities or relationships that create a conflict or an apparent conflict with that duty. Whether an interest is conflicting will depend on the particular circumstances including the nature and relative importance of the interest, which may be financial or involve individual relationships. It is not feasible to list all situations that might be a conflict of interest. The following are some examples of situations which would constitute a conflict of interest or lack of integrity in violation of Company policy:

•	Outside Employment. Company employees may not work for or receive payments for services as an employee, consultant, agent, or representative of, or engaging in any business venture, with any party which has a business relationship with the Company. Without approval from the Chief Executive Officer, no employee should hold any position with such organization either as a director, partner, officer, employee, consultant, agent, or representative.

•	Gifts. Employees may not solicit or accept loans, lavish gifts, gratuities or kickbacks from a person or organization that does or desires to do business with the Company. A lavish gift is any gift that might make it appear that the employee’s judgment for the Company would be compromised.

•	Gifts of cash or other form of money are prohibited, except for Company approved programs and promotions which are otherwise in compliance with the Code of Business Conduct.

•	Gifts of nominal value, such as advertising or promotional material, may be accepted.

•	If you are concerned about the nature of a gift or gratuity offered or requested, you should discuss the situation with your supervisor.

•	Entertainment, Meals and Travel. Business entertainment is an accepted practice to establish and foster valuable business relationships. However, employees must exercise good judgment in this practice, and should avoid entertainment that is inappropriately lavish, or would otherwise compromise the employee’s independent judgment on behalf of the Company. Employees may accept entertainment that is reasonable in the context of the business and that advances the Company’s interests.

•	You may accept meals and entertainment where business is conducted, such as recreational, sporting or theatrical events that are of reasonable value considering the nature of the business relationship, the event, the frequency of occasion, reasonable business custom, and other pertinent circumstances.

•	You may accept transportation and lodging provided by a supplier or other third party if the trip is for business and is approved in advance by your supervisor.

•	Any entertainment, meals or travel must have a clear business purpose. If you are concerned about the nature of any entertainment, meals or travel offered to you, you should discuss it with your supervisor, a member of management, or the legal department.

•	Competitors. Employees may not serve as a director, partner, officer, employee, consultant, agent, or representative of, or accept any remuneration from a competitor.

•	Investments. Investing in a supplier or customer by an employee or member of his/her immediate family may, depending on the amount of such investment, be improper. An employee investment in a supplier or customer may present a conflict if the employee is in a position to materially affect the value of such investment by decisions relating to the Company’s use of such supplier or customer. Stock ownership purchased in a publicly traded supplier, customer, or competitor is not considered a conflict or interest so long as the size of the investment is less than 3% of the total shares outstanding or is not significant enough to unduly influence the actions of the employee relative to such Company.

Insider Trading

All directors, elected officers, appointed officers and other employees of the Company who may, from time to time, have access to material, non-public information regarding the Company are prohibited from engaging in insider trading. In general, “insider trading” is the purchase or sale of securities made while in possession of material non-public information about the issuer of the securities (e.g., Company) or the market for the securities. Insider trading is regarded as a serious violation of the federal securities laws. The Securities and Exchange Commission (“SEC”) has made enforcement of the prohibitions on insider trading a top priority, and has considerable resources at its disposal to detect and pursue suspected violators. The civil and criminal penalties for insider trading can be severe, including fines and prison terms. Other consequences can be just as devastating. One can incur significant legal expenses to defend against an insider trading investigation and enforcement proceeding. Even an investigation that does not result in prosecution can irreparably tarnish one’s reputation and damage a career.

The Company has a very detailed “Insider Trading Policy” that every employee is required to review in detail. IF you have any question concerning the insider trading laws, or the Insider Trading Policy, please consult the Company’s Legal Department.

Bribery, Kickbacks or Fraud

Company funds cannot be paid, loaned or otherwise disbursed as kickbacks or other payments designed to influence the conduct of the recipient. Likewise, no employee shall accept payment (funds or assets) for assisting in obtaining business or securing special concessions of the Company, except for Company-approved programs and promotions which are otherwise in compliance with this Code of Business Conduct.

Proper Accounting and Record Keeping

Compliance with the Company’s financial and accounting rules and controls is expected at all times. Assets, liabilities, revenues, expenses, and business transactions shall be correctly and accurately reflected on the Company’s books and records in accordance with generally accepted accounting principles and shall be appropriately documented. No employee shall falsify or cause to be falsified any such books or records, and there shall be no concealment of information from such entities as the Company’s independent auditors, representatives of the Board of Directors or Audit Committee, and appropriate external entities such as law enforcement and taxing authorities.

Unrecorded Funds

Monies or other assets of the Company shall not be permitted to exist in any fund or account in a name other than Coach Industries Group, Inc. (its legal affiliates) or not reflected in the Company’s books and records.

Political Contributions

Employees and Directors are free to make political contributions within legal limits, unless such contribution is otherwise prohibited by other policies of the Company. Monies or other assets of the Company shall not be contributed, directly or indirectly, to any political candidate, organization or campaign. The Company will not reimburse an employee or director for political contributions, and employees and directors should not make an attempt to receive or facilitate such reimbursements. No contribution may be made with the expectation of favorable government treatment in return.

Any employee desiring to run for an elective political office or to accept an appointment to a provincial, federal, state, local government office must secure the written approval of the Company’s Chief Executive Officer.

Fair Competition

In every business transaction and negotiation, employees are expected to respect the rights of competitors, customers, suppliers and other employees. Laws governing price fixing, conspiracy to restrict competition, and other antitrust prohibitions must be complied with at all times and without exception. Specifically, employees of the Company shall:

•	Establish pricing and sale terms and conditions independently of competitors;

•	not enter into any agreements or understandings (express or implied, formal or informal, written or oral) with competitors to illegally fix prices or other terms and conditions of sale or purchase;

•	not enter into any agreements or understandings (express or implied, formal or informal, written or oral) with competitors to divide markets by allocating either customer or territories nor by allocating specific bid opportunities;

•	not jointly agree with competitors, customer or suppliers to refuse to do business with other persons, reduce services to a person or persons or fix a price paid to suppliers;

•	not participate in trade association or supplier events that have not been organized in a manner that appropriately safeguards participants to assure compliance with competition laws and regulations;

•	leave any meeting involving competitors where prices are discussed and will notify the legal department of any such activity; and

•	not restrict the price or other terms at which distribution customers may resell products or services.

In the highly competitive global marketplace, information about our competitors is a necessary element of business. Such information will be accepted only when there is reasonable belief that both receipt and use of information is lawful.

International Business

The Company adheres to the laws of all countries in which we do business. We will abide by restrictions regarding the imports and exports or our products and other types of technology. The Foreign Corrupt Practices Act prohibits giving anything of value to foreign officials or their family members for the purposes of obtaining business. It prohibits unlawful political contributions to obtain or retain business. Finally, it prohibits the use of false accounts or records in international business. When doing business overseas, you have the following responsibilities:

•	Know applicable foreign laws, Canadian laws and U.S. laws governing the work you are doing;

•	Know the laws regarding export of our products;

•	Abide by the provisions of the Foreign Corrupt Practices Act prohibiting the giving of gifts to foreign officials; and

•	Realize that you are subject to U.S. or Canadian laws (as applicable) when doing business overseas.

Sanctions and Trade Embargoes

The United States and Canadian governments use economic sanctions and trade embargoes to further various foreign policy and national security objectives. All employees must abide by all economic sanctions or trade embargoes that the United States or Canada (as applicable) has adopted, whether they apply to foreign countries, political organizations or particular foreign individuals and entities. Inquires regarding whether a transaction on behalf of the Company complies with the applicable sanction and trade embargo programs should be referred to the Legal Department.

Confidentiality

Employees shall not disclose confidential, proprietary information to anyone outside of the Company, except in accordance with traditional business practices to such entities including, but not limited to, the Company’s independent auditors, legal counsel, Company lenders, and investment bankers. Divulging such information to competitors or any other person is contrary to this policy. Confidential, proprietary information includes, but is not limited to, the following examples:

Technical Information

•	Schematics;

•	Bills of materials;

•	Costs of materials;

•	Software source and/or binary codes;

•	All mechanical drawings;

•	Patents and other intellectual property;

•	Other miscellaneous technical information

Business Information

•	Customer lists (contacts, addresses, phone numbers, etc);

•	Technological or related information of products or services of the Company;

•	Information regarding account assignments and any other customer data, including, but not limited to, projected needs and opportunities;

•	Quotes, sales orders, customer forecasts, memoranda, notes, records and inventory pertaining to customer orders;

•	Internal reporting information;

•	Wage, compensation, and/or pay plan information;

•	Vendor information;

•	Business contacts/relationships;

•	All personnel and recruiting information, including, but not limited to, employee names, addresses, phone numbers, positions, salary levels, etc;

•	Information concerning medical or other employee benefits;

•	All information regarding legal matters (contracts, litigation, administrative agency proceedings, etc.);

•	All information which the Company has covenanted not disclose, including any information revealed in confidence to the Company or its employees by customer, suppliers or others;

•	Financial statements of any kind;

•	Strategic information regarding the Company;

•	Any information relate to the Company’s response to solicitation for jobs/work, including sales, cost or bid information, pricing formulas or profiles for any customer, product, or service;

•	Data that are recorded electronically in the Company’s computer system which are not known in the trade; or

•	Proprietary software, methods, processes, equipment, programs, or know-how used by Company not known in the trade.

Generally, any information developed or derived by or for the Company is Company property.

Employees shall not, directly or indirectly, disclose or use any confidential information for their own benefit or that of any other person, firm, corporation, or association, either during their employment or at any time following their termination, for any reason whatsoever.

Employees shall return all such documents, items, and copies to the Company upon the termination of their employment.

Company Resources

Company intends that Company resources be used for business purposes and be operated and maintained in a secure environment and in a responsible manner. The Company relies heavily upon these resources to meet operational, financial and informational needs. These resources include, but are not limited to: physical facilities; computer access and capabilities (computer systems, including all hardware, data, software and networks associated with these computers, covering multi-use timesharing systems to single-use personal computer, whether stand-alone (no network connection) or networked]; telephones; electronic-mail; internet access and corporate credit cards. We may authorize personal use of Company resources where such use does not occur on Company time, is of reasonable duration and frequency and does not consume significant amounts of Company resources. Misuse and abuse of these resources may also be a violation of the law. Violation of this policy may result in appropriate discipline of the employee, up to and including termination, as well as referral to criminal authorities.

The Company has the right, but not the duty, for any reason and without permission of its employees, to monitor any and all of the aspects of its telephone system and computer system, including, without limitation, reviewing documents created and stored on its computer system, deleting any matter stored in its system, monitoring sites visited by employees on the Internet; monitoring chat and news groups, reviewing materials downloaded or uploaded by employees from the Internet, and reviewing electronic mail sent and received by employees. Employees should not have an expectation of privacy in anything they create, store, send or receive on the computer system or the telephone system.

Copyright and Trade marks/Service Marks

Employees may not use any Company resource or other mechanism to violate copyright laws or trademark laws or misuse the Company’s own trademarks or copyrights or the trademarks or copyrights of others.

Copyrights. Many “works” - books, software, music, etc. – are copyrighted, which give certain legal rights to the author of the work. You can tell that a work is copyrighted if you see the word “Copyright” or the symbol © on the face of the work. Employees must avoid the unauthorized use of copyrighted materials of others and should confer with the Legal Department if they have any questions about photocopying, electronically copying, quoting or otherwise using copyrighted materials. In particular, the Company owns licenses to a number of proprietary software programs. The licenses do not allow uses to distribute or copy the software for personal use. Employees who redistribute software from their PCs or from Company-maintained locations to others are guilty of breaching agreements with the software owners. Such actions infringe on the owner’s applicable copyright, patent, and trade secret rights and are, therefore, prohibited.

The Company is by law entitled to all rights in ideas, inventions and works of authorship relating to its business that are made by its employees during the scope of their work for the Company or when using the Company’s resources (“Employee Works”). All employees are required to promptly disclose to their supervisor all of their Employee Works and to sign the necessary documents to transfer the Employee Works to the Company to demonstrate that Company is the legal owner and to enable the Company to obtain legal protection for them.

Trademarks/Service Marks. Trademarks and service marks – words, slogans, logos, or other devices used to identify a particular source of good or services – are important business tools and valuable assets which require care in their use and treatment. The Company has a number of trademarks or service marks. Our suppliers or other business partners also have trademarks or service marks. As a distributor and reseller for our suppliers, we have the ability to use their registered trademarks or service marks. The trademarks and service marks of both the Company and its suppliers should be used strictly consistent with the published usage guidelines.

Employment Policies

It is the policy of the Company to recruit, hire, train, and promote persons in all job classifications without regard to race, color, gender, religion, national origin, ancestry, place of birth, age, marital status, sexual orientation, disability, or veteran status. As an employee of the Company, you shall base any and all employment decisions on the principles of equal employment opportunity. All recruitment, hiring and promotional decisions will be in accord with principles of equal employment opportunity. Only bona fide occupational requirements will be utilized for promotional opportunities, compensation, benefits, transfers, curtailments, Company-sponsored training, education, and tuition assistance, and social and recreational programs.

The Company is committed to maintaining a fair and harassment-free working environment in each of its facilities. This will be accomplished by:

•	Treating all employees with consistent fairness and respect;

•	Ensuring that Company policies are consistent and fair to employees;

•	Ensuring that benefits and compensation are equitable;

•	Providing rewards and recognition;

•	Providing supervisors and managers the training they need to manage employees;

•	Involving employees in their jobs; and by

•	Making employee safety a priority.

•	Providing employee training

The Company’s Non-Harassment Policy and Equal Employment Opportunity Policy are contained in the Human Resources located in the Corporate Resources portion of the Company’s intranet.

REPORTING VIOLATIONS IS YOUR OBLIGATION

It is the obligation of every employee to understand and follow the Code of Business Conduct. Penalties for violating the foregoing guidelines vary and can involve disciplinary action, up to and including termination and/or civil or criminal penalties and/or liabilities against the Company and/or employee.

On an annual basis, each employee shall sign the Annual Acknowledgement form at the end of this Code of Business Conduct, which affirms your knowledge and understanding of the policy. A copy of the Acknowledgement will be provided to any applicable new employee at the time of employment and will become a part of your personnel records.

The Code of Business Conduct reflects general principles to guide employees in making ethical decisions and cannot and is not intended to address every specific situation. As such, nothing in this Code of Business Conduct prohibits or restricts the Company from taking any disciplinary action on any matters pertaining to associate conduct, whether or not they are expressly discussed in this document. (Please consult the on-line Resources Guide and Policies and Procedures for other policies and procedures that may govern your conduct.) This Code of Business Conduct is not intended to create any express or implied contract with any employee or third party. In particular, nothing in this document creates any employment contract between the Company and any of its employees. The Code of Business Conduct may be revised, changed or amended at any time.

You must also promptly report any suspected act or omission of another employee that may be a violation of this Code of Business Conduct. However, in some situations it is difficult to know right from wrong. Since we can not anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

•	Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•	Discuss the problem with your immediate supervisor. This is the basic guidance for all situations. In many cases, your immediate supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process.

Remember that it is your supervisor’s responsibility to help solve problems.

•	Seek help from Company resources. In the rare case where it may not be appropriate to discuss an issue with your immediate supervisor, or where you do not feel comfortable approaching your supervisor with your question, you have alternative avenues to report a violation of this Code of Business Conduct:

•	Discuss it locally with you Human Resources representative, or with another member of the Human Resources department.

•	Report it to the General Counsel or to any member of the Company’s Legal Department.

•	Report it to the Company’s toll-free Ethics Hotline at (800) 808-6565.

Such reports may, at the employee’s option, be made anonymously.

Reported violations of this Code of Business Conduct will be promptly investigated and addressed by the Company.

Protection Against Retaliation

Retaliation in any form against an individual who reports a violation of the Code of Business Conduct or of law, even if the report is mistaken, or who assists in the investigation of a reported violation, is itself a serious violation of this Code of Business Conduct and is strictly prohibited.

ANNUAL ACKNOWLEDGMENT

I certify that I have received and read the Code of Business Conduct, and that I will abide by the letter and spirit of its terms. I acknowledge that my failure to abide by the Code of Business Conduct may lead to disciplinary action, up to and including termination, as well as any appropriate legal action.

Signature

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Date

Please submit the completed form to:	Legal Department
Coach Industries Group, Inc.
12330 SW 53rd St., Ste. 704
Cooper City, FL 33330